Execution Copy


                    ----------------------------------------


                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of April 17, 1998

                                  by and among

                          TRUMP'S CASTLE FUNDING, INC.,
                       TRUMP'S CASTLE HOTEL & CASINO, INC.
                         TRUMP'S CASTLE ASSOCIATES, L.P.

                                       and

                          THE FUNDS AND ACCOUNTS LISTED
                        ON EXHIBITS A, B, C AND D HERETO


  10 1/4 Series A Senior Secured Notes due 2003 of Trump's Castle Funding,Inc.
     10 1/4 Series A Senior Secured Notes due 2003 of Trump's Castle Hotel &
                                  Casino, Inc.


                    ----------------------------------------

                                TABLE OF CONTENTS

1.    Definitions....................................................1

2.    Registered Exchange Offer......................................7

3.    Shelf Registration.............................................8

            (a)  Initial Shelf Registration..........................8
            (b)  Subsequent Shelf Registrations......................9
            (c)  Supplements and Amendments..........................9
            (d)  Required Subsequent Registration....................10
                        (i)   Required Subsequent Registration.......10
                        (ii)  Expenses...............................10
                        (iii) Priority in Required Registrations.....10

4.    Liquidated Damages.............................................11

5.    Hold-Back Agreements...........................................12
            (a)   Restrictions on Public Sale by Holders.............12
            (b)   Restrictions on Public Sale by Funding and TCHI....13
6.    Registration Procedures........................................13
7.    Indemnification; Contribution..................................19
            (a)   Indemnification by Funding, TCHI and the
                  Partnership .......................................19
            (b)   Indemnification by Holders, Underwriters, Etc......20
            (c)   Conduct of Indemnification Proceedings.............21
            (d)   Contribution.......................................22
8.    Rule 144 and Rule 144A.........................................23
9.    Miscellaneous..................................................24
            (a)   No Inconsistent Agreements.........................24
            (b)   Amendments and Waivers.............................24
            (c)   Notices............................................24
            (d)   Successors and Assigns.............................25
            (e)   Counterparts.......................................25
            (f)   Headings...........................................25
            (g)   Governing Law......................................25
            (h)   Severability.......................................25
            (i)   Specific Performance...............................25
            (j)   Entire Agreement...................................26
            (k)   Securities Held by Funding or Its Respective
                    Affiliates.......................................26

                          REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 17, 1998, by and among Trump's Castle Funding, Inc., a New Jersey corporation ("Funding"), Trump's Castle Hotel & Casino, Inc., a New Jersey corporation ("TCHI"), Trump's Castle Associates, L.P. a New Jersey limited partnership (the "Partnership"), and the purchasers listed on Exhibits A, B, C and D hereto (herein referred to collectively as the "Funds" and each individually as a "Fund").

      This Agreement is made pursuant to the Note Purchase Agreement, dated the date hereof, among Funding, TCHI, the Partnership and the Funds (the "Purchase Agreement") which provides for the sale to the Funds of (i) Funding's 10 1/4% Series A Senior Secured Notes due 2003, in an aggregate principal amount of $62,000,000 unconditionally guaranteed by the Partnership, and (ii) the TCHI's 10 1/4% Series A Senior Secured Notes due 2003, in an aggregate principal amount of $5,000,000 unconditionally guaranteed by the Partnership. In order to induce the Funds to enter into the Purchase Agreement, Funding, TCHI and the Partnership have agreed to provide the Funds with the registration and other rights set forth in this Agreement. The execution of this Agreement is a condition to the Funds' obligation to purchase the TCHI Notes and the Funding Notes under the Purchase Agreement.

      In consideration of the foregoing, the parties hereto agree as follows:

1.    Definitions.

      As used in this Agreement, the following capitalized terms shall have the meanings indicated below:

      "Affiliate" shall have the meaning specified in the Funding Note
Indenture.

      "Closing Date" shall have the meaning specified in the Purchase Agreement.

      "Consummate" means, with respect to a Registered Exchange Offer hereunder,
(a) the filing and causing to become effective under the Securities Act of a Registration Statement covering the Registered Exchange Offer, (b) the maintenance of such Registration Statement continuously effective for the period required by Section 2 hereof, (c) the delivery by Funding to the Registrar under the Funding Note Indenture of the Series B Funding Notes in the same aggregate principal amount as the aggregate principal amount of Series A Funding Notes tendered by Holders pursuant to such Registered Exchange Offer, and (d) the delivery by TCHI to the Registrar under the TCHI Note Indenture of the Series B TCHI Notes in same aggregate principal amount as the aggregate principal amount of the Series A TCHI Notes tendered by Holders pursuant to such Registered Exchange Offer.

      "Consummation Date" means October 19, 1998.

      "Effectiveness Date" means September 21, 1998, provided that if a Shelf Notice is given fewer than 30 days prior to the Effectiveness Date, then the Effectiveness Date shall be 90 days after the date of receipt of such notice.

      "Event Date" shall have the meaning specified in Section 4(a) of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Exchange Registration Statement" means the registration statement (or registration statements) registering the Registered Exchange Offer.

      "Filing Date" means July 17, 1998; provided that if a Shelf Notice is given fewer than 30 days prior to the Filing Date, the Filing Date shall be 30 days after the date of receipt of such notice.

      "Funding" shall have the meaning specified in the preamble to this Agreement and shall include Funding's successors.

      "Funding Note Indenture" means the Indenture, dated as of the date hereof, by and among Funding, the Partnership, and U.S. Bank National Association, as trustee, governing the Series A Funding Notes and the Series B Funding Notes, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

      "Funding Notes" means the Series A Funding Notes and the Series B Funding Notes.

      "Funds" shall have the meaning specified in the preamble of this Agreement and shall include the Funds' successors as holders of TCHI Notes and Funding Notes.

      "Guarantee" means the Partnership's senior guarantee of payment in respect of the Funding Notes set forth in Article 14 of the Funding Note Indenture and/or the Partnership's senior guarantee of payment in respect of the TCHI Notes set forth in Article 14 of the TCHI Note Indenture.

      "Holder" shall mean any holder of Registrable Series A TCHI Notes, Series B TCHI Notes, Registrable Series A Funding Notes or Series B Funding Notes.

      "Initial Shelf Registration" shall have the meaning specified in Section 3(a) hereof.

      "Majority Holders" means Holders representing a majority of the aggregate principal amount of outstanding Registrable Series A Funding Notes and Holders of a majority of the aggregate principal amount of outstanding Registrable Series A TCHI Notes, as applicable.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Notes" means the Series A Notes and Series B Notes and any other debt securities issued in exchange or substitution for the Series A Notes or the Series B Notes.

      "Partnership" shall have the meaning specified in the preamble to this Agreement and shall include the Partnership's successors.

      "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, limited liability company, trust, or unincorporated organization, or a government or agency or political subdivision thereof.

      "Prospectus" shall mean the prospectus included in a Registration Statement, including any Prospectus subject to completion, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of (a) the Registrable Series A Notes or (b) the Series B Notes pursuant to a Registered Exchange Offer, and, in each case, by all other amendments and supplements to such Prospectus, including post-effective amendments and all materials incorporated by reference therein.

      "Purchase Agreement" shall have the meaning specified in the preamble of this Agreement.

      "Registered Exchange Offer" means the registration by (i) Funding and the Partnership under the Securities Act of all the Series B Funding Notes and the Guarantee thereof pursuant to a Registration Statement under which Funding offers each Holder eligible to participate in such exchange offer the opportunity to exchange all outstanding Registrable Series A Funding Notes held by such Holder for Series B Funding Notes in an aggregate principal amount equal to the aggregate principal amount of Registrable Series A Funding Notes held by such Holder and (ii) by TCHI and the Partnership under the Securities Act of all the Series B TCHI Notes and the Guarantee thereof pursuant to a Registration Statement under which TCHI offers each Holder eligible to participate in such exchange offer the opportunity to exchange all outstanding Registrable Series A TCHI Notes held by such Holder for Series B TCHI Notes in an aggregate principal amount equal to the aggregate principal amount of Registrable Series A TCHI Notes held by such Holder.

      "Registrable Series A Funding Notes" means the Series A Funding Notes upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Series A Funding Note, (i) a Registration Statement with respect to such Series A Funding Note has been declared effective under the Securities Act and such Series A Funding Note has been disposed of in accordance with such Registration Statement; (ii) such Series A Funding Note is distributed to the public pursuant to Rule 144 (or any successor provisions) promulgated under the Securities Act; (iii) such Series A Funding Note has been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Funding; or (iv) such Series A Funding Note ceases to be outstanding.

      "Registrable Series A Notes" means the Registrable Series A Funding Notes and the Registrable Series A TCHI Notes.

      "Registrable Series A TCHI Notes" means the Series A TCHI Notes upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Series A TCHI Note, (i) a Registration Statement with respect to such Series A Note has been declared effective under the Securities Act and such Series A TCHI Note has been disposed of in accordance with such Registration Statement; (ii) such Series A TCHI Note is distributed to the public pursuant to Rule 144 (or any successor provisions) promulgated under the Securities Act; (iii) such Series A TCHI Note has been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by TCHI; or (iv) such Series A TCHI Note ceases to be outstanding.

      "Registration Expenses" means any and all expenses incident to performance of or compliance with this Agreement, including without limitation: (i) all SEC, stock exchange or NASD registration and filing fees, including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD, (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws and compliance with the rules of the NASD (including reasonable fees and disbursements of counsel in connection with the NASD and "blue sky" qualification of any of the Registrable Series A Notes and the preparation of a "blue sky" memorandum), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, transmittal letters, securities sales agreements, Note certificates and other documents relating to the performance of and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing, if any, of any of the TCHI Notes or Funding Notes on any securities exchange or exchanges pursuant to
Section 6 hereof, (v) the fees and disbursements of counsel for Funding, TCHI and the Partnership and of the independent public accountants of Funding, TCHI, the Partnership and the subsidiaries, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of special counsel representing the Holders (the "special counsel") that is reasonably acceptable to the Partnership, Funding and TCHI, (vii) the fees and expenses of the Trustee, and any escrow agent or custodian, and (viii) any fees and disbursements of the Underwriters customarily required to be paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained by Funding, TCHI and the Partnership in connection with any Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Series A Notes by a Holder. In connection with any Registration Statement hereunder, Funding, TCHI and the Partnership shall reimburse the Holders of the

Registrable Series A Notes being registered in such registration for the reasonable fees and disbursements of special counsel chosen by the Majority Holders.

      "Registration Statement" means any registration statement of Funding, TCHI and/or the Partnership on an appropriate form pursuant to the Securities Act which covers any of the Registrable Series A Notes or the Series B Notes, as the case may be, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

      "Required Registration" shall have the meaning specified in Section 3(d) of this Agreement.

      "Required Registration Date" shall have the meaning specified in Section 3(d) of this Agreement.

      "Required Registration Statement" means a Registration Statement which covers any of the Registrable Series A Notes pursuant to the provisions of
Section 3(d) of this Agreement.

      "SEC" means the Securities and Exchange Commission.

      "Section 3(d) Notice" shall have the meaning specified in Section 3(d) of this Agreement.

      "Securities" means the Series A Notes and the Series B Notes.

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Series A Funding Notes" means Funding's 10 1/4% Series A Senior Secured Notes due 2003, sold pursuant to the Purchase Agreement and issued in accordance with the Funding Note Indenture in the original aggregate principal amount of $62,000,000.

      "Series A Notes" means the Series A Funding Notes and/or the Series A TCHI Notes, as applicable.

      "Series A TCHI Notes" means TCHI's 10 1/4% Series A Senior Secured Notes due 2003, sold pursuant to the Purchase Agreement and issued in accordance with the TCHI Note Indenture in the original aggregate principal amount of $5,000,000.

      "Series B Funding Notes" means Funding's 10 1/4% Series B Senior Secured Notes due 2003, issued in accordance with the Funding Note Indenture.

      "Series B Notes" means the Series B Funding Notes and/or the Series B TCHI Notes, as applicable.

      "Series B TCHI Notes" means TCHI's 10 1/4% Series B Senior Secured Notes due 2003, issued in accordance with the TCHI Note Indenture.

      "Shelf Effectiveness Period" shall have the meaning specified in Section 3(a) of this Agreement.

      "Shelf Notice" shall have the meaning specified in Section 2(e) of this Agreement.

      "Shelf Registration" shall have the meaning specified in section 3(b) of this Agreement.

      "Shelf Registration Statement" shall have the meaning specified in Section 3(a) of this Agreement.

      "Subsequent Shelf Registration" shall have the meaning specified in
Section 3(b) of this Agreement.

      "TIA" shall have the meaning specified in Section 6(o) of this Agreement.

      "TCHI" shall have the meaning specified in the preamble of this Agreement and shall include TCHI's successors.

      "TCHI Note Indenture" means the Indenture, dated as of the date hereof, by and among TCHI, the Partnership and U.S. Bank National Association, as trustee, governing the Series A TCHI Notes and the Series B TCHI Notes, as the same may be amended and supplemented from time to time in accordance with the terms thereof.

      "TCHI Notes" means the Series A TCHI Notes and the Series B TCHI Notes.

      "Trustee" means U.S. Bank National Association, in its capacity as the trustee under the Funding Note Indenture and/or in its capacity as the trustee under the TCHI Note Indenture, as applicable.

      "Underwritten Offering" means a sale of securities of Funding and/or TCHI to an Underwriter or Underwriters for reoffering to the public.

      "Weekly Liquidated Damages Amount" shall have the meaning specified in
Section 4(a) of this Agreement.

      2. Registered Exchange Offer.

      (a) The Partnership and each of Funding and TCHI shall cause to be filed, as soon as reasonably practicable after the Closing Date but in no event later than the Filing Date, a Registration Statement (or Registration Statements) with respect to the Registered Exchange Offer and shall use its reasonable best efforts to cause (A) such Registration Statement (or Registration Statements) to be declared effective on or prior to the Effectiveness Date; (B) Series B Notes to be delivered to the Registrar under the Funding Note Indenture (in the case of the Series B Funding Notes) and the Registrar under the TCHI Note Indenture (in the case of the Series B TCHI Notes) for delivery to all Holders who have tendered Registrable Series A Notes pursuant to the Registered Exchange Offer and (C) the Registered Exchange Offer to be consummated by the Consummation Date.

      (b) Funding, in the case of the Funding Notes, and TCHI, in the case of the TCHI Notes, shall deliver written notice that a Registration Statement filed in connection with a Registered Exchange Offer is effective to each Fund and each other Holder known to it (after due inquiry) promptly after receiving notice of effectiveness from the SEC. Neither Funding, TCHI nor the Partnership shall permit any securities other than the Series B Notes to be included in such Registration Statement (or Registration Statements). Funding, TCHI and the Partnership shall use their best efforts to cause the Registration Statement (or Registration Statements) relating to the Registered Exchange Offer to be continuously effective for a period of not less than twenty (20) consecutive Business Days; provided, however, that the Registered Exchange Offer shall remain open and the Registration Statement (or Registration Statements) relating to the Registered Exchange Offer shall remain effective, for a period not less than the period required under applicable federal and state securities laws. Funding, TCHI and the Partnership shall supplement or amend the Registration Statement (or Registration Statements) filed in respect of the Registered Exchange Offer to the extent required by applicable law, rules or regulations, or by the instructions applicable to the registration form used by Funding, TCHI and the Partnership for such Registration Statement (or Registration Statements).

      (c) Each Holder who participates in the Registered Exchange Offer will be deemed to represent that at the time of the Consummation of the Registered Exchange Offer (i) such Holder will not be an Affiliate of Funding, TCHI or the Partnership, (ii) any Series B Notes received by such Holder will be acquired in the ordinary course of its business, and (iii) such Holder will have no agreement or understanding with any person to participate in the distribution within the meaning of the Securities Act or the resale of the Series B Notes received by such Holder in violation of the Securities Act or the Exchange Act. Upon the consummation of the Registered Exchange Offer in accordance with this
Section 2 and the delivery of the Series B Notes such that they are freely tradeable by the Holders thereof under state and Federal securities laws, the provisions of this Agreement shall continue to apply mutatis mutandis, provided that (i) solely with respect to Registrable Series A Notes, Funding, TCHI and the Partnership may omit to comply with such of the procedures set forth in
Section 6 hereof as are required to be complied with only in connection with a Shelf Registration or as would not adversely affect the interests of the Funds under this Agreement, and
(ii) neither Funding, TCHI nor the Partnership shall have any further obligation to register Registerable Series A Notes pursuant to Section 3 of this Agreement.

      (d) Expenses. Funding, TCHI and the Partnership shall pay all Registration Expenses in connection with the Registered Exchange Offer.

      (e) If (1) prior to the Consummation of the Registered Exchange Offer, Funding (in the case of the Funding Notes) or TCHI (in the case of the TCHI Notes), on the one hand, or the relevant Majority Holders, on the other hand, reasonably determine in good faith that (i) the Series B Notes received by such Holders of Registrable Series A Notes in the Registered Exchange Offer would not, upon receipt, be tradeable by each such Holder (other than a Holder which is an Affiliate of Funding or the Partnership) without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States of America (except with respect to the prospectus delivery requirement of a participating broker-dealer), or (ii) the Consummation of a Registered Exchange Offer would have a material adverse effect on the Holders of Registrable Series A Notes, taken as a whole, or (iii) after conferring with counsel, the SEC would not permit Consummation of the Registered Exchange Offer prior to the Effectiveness Date or (2) the Registered Exchange Offer is commenced but not consummated within 120 days after commencement thereof for any reason, then Funding and/or TCHI, as applicable, and the Partnership shall promptly deliver to the Holders and to the applicable Trustee or Trustees notice thereof (the "Shelf Notice") and withdraw the Registered Exchange Offer with respect to the Funding Notes and/or the TCHI Notes, as the case may be, and shall thereafter file a Shelf Registration pursuant to Section 3.

3. Shelf Registration.

      If a Shelf Notice is delivered as provided in Section 2(e) hereof, then:

      (a) Initial Shelf Registration. Funding and/or TCHI, as applicable, and the Partnership shall file a "shelf" Registration Statement (or "Shelf" Registration Statements) for offerings to be made on a continuous basis pursuant to Rule 415 under the Securities Act (as such Rule may be amended from time to time, or any similar rule or regulation adopted by the SEC) covering all of the Registrable Series A Notes (or if the Shelf Notice is delivered only with respect to the Funding Notes or the TCHI Notes, covering all Registrable Series A Funding Notes or all Registrable Series A TCHI Notes, as the case may be) prior to the Filing Date (the "Initial Shelf Registration"). If Funding and/or TCHI, as applicable, and the Partnership shall not yet have filed a Registration Statement for the Registered Exchange Offer, Funding and/or TCHI, as applicable, and the Partnership shall use their respective best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing Date. Neither Funding, TCHI nor the Partnership shall permit any securities other than the Registrable Series A Notes to be included in the Initial Shelf Registration or any Subsequent

Shelf Registration. Funding and/or TCHI, as applicable, and the Partnership shall use their respective best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective until the date which is 24 months from the date upon which the Shelf Registration is declared effective (the "Shelf Effectiveness Period") or, if earlier, until all of the Registrable Series A Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

      (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason at any time during the Shelf Effectiveness Period (other than because of the sale of all of the securities registered thereunder or as a result of a post-effective amendment to such Registration Statement being declared effective), Funding and/or TCHI, as applicable and the Partnership shall use their respective best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Series A Notes (or, if the order suspending effectiveness applies only with respect to a Shelf Registration Statement covering only the Registrable Series A Funding Notes or only the Registrable Series A TCHI Notes, covering all Registrable Series A Funding Notes or all Registrable Series A TCHI Notes, as the case may be) (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, Funding and/or TCHI, as applicable, and the Partnership shall use their respective best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Shelf Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration Statement and any Subsequent Shelf Registration.

      (c) Supplements and Amendments. Funding and/or TCHI, as applicable, and the Partnership shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if requested by the holders of a majority in aggregate principal amount of the Registerable Series A Notes covered by such Registration Statement or by any underwriter of such Registrable Series A Notes (except to the extent any such supplement or amendment so requested would in the judgment of the Funding and/or TCHI, as applicable, and the Partnership make the statements therein misleading).

      (d) Required Subsequent Registration.

            (i) Required Subsequent Registration. If, after the termination of the Shelf Effectiveness Period, for any reason Rule 144(k) or any successor rule under the Securities Act shall not be available to permit the resale of the Registrable Series A Notes by any Holder without registration under the Securities Act, then, within 90 days after termination of the Shelf Effectiveness Period (the "Required Registration Date"), Funding and/or TCHI, as applicable, and the Partnership will give written notice (a "Section 3(d) Notice") to all Holders of Registrable Series A Notes of its intention to effect the registration under the Securities Act of any Registrable Series A Notes which Holders wish to have so registered (a "Required Registration"). The
Section 3(d) Notice shall specify the procedures which a Holder shall follow to request inclusion of the Holder's Registrable Series A Notes. For a period of 30 calendar days after the date the Section 3(d) Notice is given, Holders shall have the right to request in writing that Funding and/or TCHI, as applicable, and the Partnership include such Holders' Registrable Series A Notes in the Required Registration Statement. If the Majority Holders have requested inclusion of such Holders' Registerable Series A Notes in a registration statement, then not later than 90 calendar days after giving the Section 3(d) Notice, Funding and/or TCHI, as applicable, and the Partnership shall file a Required Registration Statement covering all of the Registrable Series A Notes requested by the Holders thereof to be included therein and have such Required Registration Statement declared effective as promptly as practicable (but in no event later than 180 calendar days after the giving of the request by the Holders described above) and use their best efforts to keep such Required Registration Statement continuously effective for a period of at least 180 calendar days following the date on which such Required Registration Statement is declared effective or, if earlier, until all of the Registrable Series A Notes covered by such Required Registration Statement have been sold pursuant thereto. In lieu of filing the Required Registration Statement, Funding and/or TCHI, as applicable, and the Partnership may, in their sole discretion and if permitted by applicable law, keep a Shelf Registration continuously effective for an additional period of at least 180 calendar days after termination of the Shelf Effectiveness Period or, if earlier, until all of the Registrable Series A Notes which would otherwise have been covered by such Required Registration Statement have been sold pursuant to such Shelf Registration Statement.

            (ii) Expenses. Funding, TCHI and the Partnership shall pay all Registration Expenses in connection with the Required Registration. Each Holder requesting a Required Registration pursuant to Section 3(d)(i) of this Agreement shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holders' Registrable Series A Notes pursuant to such Required Registration.

            (iii) Priority in Required Registrations. If a Required Registration involves an Underwritten offering of the securities so being registered, which securities are to be distributed on a firm commitment basis by or through one or more Underwriters of recognized standing pursuant to underwriting terms appropriate for such transaction, and the sole or managing Underwriter, as the case may be, of such Underwritten Offering shall advise

Funding and/or TCHI, as applicable in writing (with a copy to each Holder requesting registration) that, in its opinion, the amount of securities requested to be included in such Required Registration exceeds the amount which can be sold in (or during the time of) such offering within a price range acceptable to the Holders who have requested that their Registrable Series A Funding Notes or Registrable Series A TCHI Notes, as the case may be, be included in such registration, then the amount of Registrable Series A Notes to be offered for the accounts of Holders thereof shall be reduced pro rata based upon the relative aggregate amount of gross proceeds to be received by such Holders in the offering of Registrable Series A Funding Notes or Registrable Series A TCHI Notes, as the case may be, to the extent necessary to reduce the total amount of securities to be included in such offering to the amount that Funding and/or TCHI is so advised can be sold in (or during the time of) such offering.

4. Liquidated Damages.

      (a) Funding, TCHI, the Partnership and the Funds agree that the Holders of Registrable Series A Notes will suffer damages if Funding, TCHI and the Partnership fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if with respect to the Funding Notes and/or the TCHI Notes (i) the Exchange Registration Statement and/or the Initial Shelf Registration has not been filed on or prior to the Filing Date, (ii) (x) the Initial Shelf Registration has not become effective on or prior to the Effectiveness Date and/or (y) (A) the Registration Statement with respect to the Registered Exchange Offer has not been declared effective on or prior to the Effectiveness Date or (B) the Registered Exchange Offer has not been Consummated on or prior to the Consummation Date, (iii) prior to the end of the Shelf Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Initial Shelf Registration or any Subsequent Shelf Registration or (iv) a notice under Section 6(e)(vi) hereof is effective or required to be effective at a time when the aggregate number of days for which all such notices issued or required to be issued pursuant to Section 6(e)(vi) hereof have been, or were required to be, in effect exceeds 60 days, whether or not consecutive (the Filing Date in the case of clause (i), the Effectiveness Date and the Consummation Date in the case of clause (ii), the date on which the Registration Statement ceases to be effective in the case of clause (iii), and the date on which the 60-day limit is exceeded in the case of clause (iv), each being referred to herein as an "Event Date"), then in the case of the Funding Notes, Funding and the Partnership jointly and severally, and in the case of the TCHI Notes, TCHI and the Partnership, jointly and severally, agree to pay, or cause to be paid, in addition to amounts otherwise due under the Funding Note Indenture (in the case of Registrable Series A Funding Notes), the TCHI Note Indenture (in the case of Registrable Series A TCHI Notes) and the applicable Registrable Series A Notes, as liquidated damages, and not as a penalty, to each Holder of Registrable Series A Funding Notes (in the case of any such registration default relating to the Funding Notes) and/or Registrable Series A TCHI Notes (in the case of any such registration default relating to the TCHI Notes), as the case may be, an additional amount (the "Weekly Liquidated Damages Amount") equal to (a) for each weekly period (or part thereof) from and including the Event Date, $0.05 per week per $1,000 principal amount of the applicable Registrable Series A Notes held by such Holder, and (b) beginning the 61st day after the Event Date, the Weekly Liquidated Damages Amount shall be increased by an additional $0.05 per week (or part thereof) per $1,000 principal amount of Registrable Series A Notes held by such Holder; provided that such liquidated damages will, in each case, cease to accrue on the date on which (w) the applicable Exchange Registration Statement or the Initial Shelf Registration, as the case may be, is filed or the Initial Shelf Registration or the Registered Exchange Offer, as the case may be, is declared effective, with respect to liquidated damages for failure to be filed by the Filing Date or declared effective by the Effectiveness Date, as the case may be, (x) the Consummation of the Exchange Offer with respect to liquidated damages for failure to Consummate the Registered Exchange Offer on or prior to the Effective Date, (y) the applicable Shelf Registration is no longer subject to an order suspending the effectiveness thereof or a new Subsequent Shelf Registration is declared effective, with respect to liquidated damages for the failure to remain effective or (z) a notice issued, or required to be issued, pursuant to Section 6(e)(vi) is no longer effective or required to be effective, with respect to liquidated damages payable pursuant to clause (iv) above.

      (b) Funding and/or TCHI, as applicable, and the Partnership shall notify the applicable Trustee or Trustees within five Business Days after each and every Event Date. In the case of the Funding Notes, Funding and the Partnership jointly and severally, and, in the case of the TCHI Notes, TCHI and the Partnership, jointly and severally, shall pay the liquidated damages due on the Registrable Series A Notes by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the liquidated damages then due to Holders of Registrable Series A Notes with respect to which the Trustee serves. The liquidated damages amount due shall be payable on each interest payment date to the record Holder of Registrable Series A Notes entitled to receive the interest payment to be made on such date as set forth in the Indenture. Each obligation to pay liquidated damages shall be deemed to accrue on the applicable Event Date. The parties hereto agree that the liquidated damages provided for in this Section 4 constitute a reasonable estimate of the damages that may be incurred by Holders of Registrable Series A Notes by reason of the failure of a Shelf Registration and/or Exchange Offer to be filed or declared effective, or a Shelf Registration to remain effective, as the case may be in accordance with this Section 4.

5. Hold-Back Agreements.

      (a) Restrictions on Public Sale by Holders. Each Holder whose Registrable Series A Notes are covered by a Registration Statement filed pursuant to Section 2 or 3 hereof agrees not to effect any public sale or distribution of any securities of Funding or the Partnership of the same or similar class or classes as the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 15-day period prior to, and during the 90-day period beginning on, the effective date of such Registration

Statement (except pursuant to such Registration Statement) if and to the extent requested in writing (with reasonable prior notice) by Funding or TCHI, as applicable, and the Partnership, in the case of a public offering that is not an Underwritten Offering, or by the sole or managing Underwriter, in the case of an Underwritten Offering.

      (b) Restrictions on Public Sale by Funding and TCHI. Funding, TCHI and the Partnership agree not to effect any public sale or distribution of any securities which are the same as or substantially similar to those Registrable Series A Notes being registered pursuant to a Registration Statement filed pursuant to Section 3 hereof, including a sale pursuant to Regulation D under the Securities Act, or any securities convertible into or exchangeable or exercisable for such securities during the 15-day period prior to, and during the 90-day period beginning on, the effective date of such Registration Statement (except pursuant to such Registration Statement on Form S-4 or any successor to such Form).

6. Registration Procedures.

      Whenever any Registrable Series A Notes are to be registered pursuant to Sections 2 or 3 of this Agreement, Funding, TCHI and the Partnership shall use their reasonable best efforts to effect or cause to be effected such registration in a manner which will permit the exchange or sale of such Registrable Series A Notes by the Holders thereof in accordance with their intended method or methods of distribution, and Funding, TCHI and the Partnership shall (to the extent applicable), as expeditiously as possible:

      (a) prepare and file a Registration Statement with the SEC and cause each such Registration Statement to become and remain effective, within the applicable time periods specified herein, which Registration Statement (x) shall be on an appropriate registration form under the Securities Act, selected by Funding and/or TCHI, as applicable, and the Partnership and shall be reasonably acceptable to the special counsel for the Holders, (y) shall be available for the sale or exchange of the Registrable Series A Notes in accordance with the intended method or methods of distribution by the selling or exchanging Holders thereof, and (z) shall comply as to form in all material respects with the requirements of the applicable form under the Securities Act and include all financial statements required by the SEC to be filed therewith;

      (b) prepare and file with the SEC such amendments and post-effective amendments to each such Registration Statement as may be necessary to keep such Registration Statement effective for the applicable time period hereunder; cause each related Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling holders thereof;

      (c) if a Registration Statement is filed pursuant to Section 3, furnish to each Holder and to each Underwriter of an Underwritten offering of Registrable Series A Notes, if any, without charge, as many copies of each Prospectus, including each Prospectus subject to completion, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Series A Notes; Funding, TCHI and the Partnership consent to the use of the Prospectus, including each Prospectus subject to completion, by each Holder and each Underwriter of an Underwritten Offering of Registrable Series A Notes, if any, in connection with the offering and sale of the Registrable Series A Notes covered by such Prospectus or Prospectus subject to completion;

      (d) on or prior to the date on which such Registration Statement is declared effective, register or qualify, and cooperate with each Holder of Registrable Series A Notes covered by such Registration Statement, each Underwriter, if any, and their respective counsel in registering or qualifying the Registrable Series A Notes under all applicable state securities or "blue sky" laws of such jurisdictions as each such Underwriter, if any, or any such Holder shall reasonably request in writing (provided that neither Funding, TCHI or the Partnership shall be required to register or qualify as a foreign corporation or foreign limited partnership where it is not now so qualified or take any action that would subject it to service of process in suits or to taxation in any jurisdiction where it is not now so subject), keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things which may be reasonably necessary or advisable to enable such Underwriter, if any, and such Holders to consummate the disposition in each such jurisdiction of Registrable Series A Notes covered by such Registration Statement;

      (e) notify each Holder of Registrable Series A Notes covered by such Registration Statement (to the extent known after due inquiry), each Underwriter, if any, and their respective counsel promptly, and confirm such notice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective or any supplement to the Prospectus or amendment Prospectus shall have been filed,
(ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or preventing or prohibiting the use of any Prospectus (including any Prospectus subject to completion) or the initiation of any proceedings for any such purpose, (iii) of the receipt of comments from the SEC with respect to such Registration Statement, (iv) if, between the effective date of such Registration Statement and the closing of any sale of securities covered thereby, the representations and warranties of Funding or the Partnership contained in the underwriting agreement or other agreement contemplated by Section 6(k) hereof, if any, relating to the offering cease to be true and correct in all material respects,
(v) if Funding or the Partnership receives any notification with respect to the suspension of the qualification of the Registrable Series A Notes for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (vi) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or, in Funding's or the Partnership's reasonable determination, a post-effective amendment to such Registration Statement would be appropriate;

      (f) furnish special counsel for the Holders of Registrable Series A Notes covered by such Registration Statement and each Underwriter, if any, with copies of any request by the SEC or any state securities authority for amendments or supplements to such Registration Statement or any Prospectus or for additional information;

      (g) make every reasonable effort to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Series A Notes for sale in any jurisdiction, and, if any such order is issued, to obtain promptly the withdrawal of any such order;

      (h) upon request, furnish to the Underwriter or managing Underwriter of any Underwritten Offering of Registrable Series A Notes, if any, without charge, with at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder, without charge, one conformed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, (but not including documents incorporated therein by reference or exhibits thereto, unless requested);

      (i) if a Registration Statement is filed pursuant to Section 3, cooperate with the selling Holders and the Underwriter or managing Underwriter of an Underwritten Offering of Registrable Series A Notes, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Series A Notes to be sold; and issue such Registrable Series A Notes to be sold in such denominations (consistent with the provisions of the Funding Note Indenture or the TCHI Note Indenture, as the case may be) and registered in such names as the selling Holders or the Underwriter or managing Underwriter of an underwritten offering of Registrable Series A Notes, if any, may reasonably request at least three business days prior to any sale of Registrable Series A Notes;

      (j) upon the occurrence of any event contemplated by Section 6(e)(vi) hereof, prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Series A Notes, such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and in Funding's and/or TCHI's, as applicable, and the Partnership's reasonable determination a post-effective amendment to such Registration Statement is no longer appropriate;

      (k) if a Registration Statement is filed pursuant to Section 3, enter into customary agreements (including underwriting agreements) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Series A Notes and in such connection whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten offering:

            (1) to the extent Funding, TCHI and the Partnership is able, make such representations and warranties to the Holders and the Underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

            (2) obtain opinions of counsel to Funding, TCHI and the Partnership and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing Underwriters, if any, and the special counsel for the Holders of the Registrable Series A Notes being sold) addressed to each selling Holder and the Underwriters, if any, covering the matters customarily covered in opinions requested in similar sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Holders and Underwriters;

            (3) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of Funding, TCHI, the Partnership and each of their Subsidiaries addressed to the selling Holders of Registrable Series A Notes and the Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

            (4) enter into a securities sales agreement with the Holders relating to such registration and providing for, among other things, the appointment of the Underwriter as agent for the selling Holders for the purpose of soliciting purchases of Registrable Series A Notes, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

            (5) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in
      Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and

            (6) deliver such other documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Series A Notes being sold and the managing Underwriters, if any.

The above shall be done at (i) the effectiveness of such Registration Statement (and each post-effective amendment thereto) and (ii) each closing under any underwriting or similar agreement as and to the extent required thereunder;

      (l) make available for inspection by representatives of the Holders of the Registrable Series A Notes and any Underwriters participating in any disposition pursuant to a Registration Statement, and any special counsel or accountant retained by such Holders or Underwriters, at the offices where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of Funding, TCHI, the Partnership and their Subsidiaries, and cause their officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, special counsel or accountant in connection with a Registration Statement; provided, however, that such records, documents or information which Funding, TCHI and the Partnership determine, in good faith, to be confidential and notifies such representatives, Underwriters, special counsel or accountants in writing are confidential shall not be disclosed by the representatives, Underwriters, special counsel or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public other than as a result of a disclosure or failure to safeguard by such person;

      (m) (i) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the Holders, to the special counsel on behalf of the Holders and to the Underwriter or Underwriters of an Underwritten offering of Registrable Series A Notes, if any, make such changes in any such document prior to the filing thereof as the special counsel to the Holders or the Underwriter or Underwriters, may reasonably request and not file any such document in a form to which the Holders, or any Underwriter shall reasonably object, and make such of the representatives of Funding, TCHI, and the Partnership available for discussion of such document as shall be reasonably requested by the Holders, or any Underwriter;

            (ii) a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to special counsel for the Holders, and make such changes in such document prior to the filing thereof as such counsel or counsel for any Underwriter shall reasonably request; and make such of the representatives of Funding, TCHI, and the Partnership as shall be reasonably requested by such special counsel available for discussion of such document;

      (n) provide a CUSIP number for all Registrable Series A Notes, not later than the effective date of a Registration Statement;

      (o) cause the Funding Note Indenture and the TCHI Note Indenture to be qualified under the Trust Indenture Act of 1939, as amended from time to time (the "TIA"), in connection with the registration of the Registrable Series A Notes, cooperate with the Trustee under the Funding Note Indenture and the Trustee under the TCHI Note Indenture and the holders of the Securities to effect such changes to the respective indenture as may be required for such indentures to be so qualified in accordance with the terms of the TIA and execute, and cause the applicable Trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable the respective indentures to be so qualified in a timely manner;

      (p) comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable an earnings statement covering at least 12 months which shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

      (q) if a registration statement is filed pursuant to Section 3, file and keep continuously effective a "market making prospectus" with respect to the outstanding Securities and deliver to the Underwriter such number of copies of such prospectus as the Underwriter may reasonably request in the course of its market making activities with respect to the Securities; and

      (r) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any Underwriter (including any "qualified independent Underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

      Each selling Holder of Registrable Series A Notes as to which any registration is being effected pursuant to this Agreement agrees, as a condition to the registration obligations of TCHI, Funding and the Partnership provided herein, to furnish to Funding, TCHI and the Partnership such information regarding the proposed distribution by such Holder as Funding, TCHI and the Partnership may from time to time reasonably request in writing.

      Each Holder agrees that, upon receipt of any notice from Funding or TCHI of the happening of any event of the kind described in Section 6(e)(vi) hereof, such Holder will forthwith discontinue disposition of Registrable Series A Notes pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(j) hereof, and, if so directed by Funding or TCHI such Holder will deliver to Funding or TCHI as applicable (at the expense of Funding or TCHI, as applicable, or the Partnership), all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Series A Notes current at the time of receipt of such notice. If Funding, TCHI or the Partnership shall give any such notice to suspend the disposition of Registrable Series A Notes pursuant to a Registration Statement, Funding and/or TCHI, as applicable, and the Partnership shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days in the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions.

      In connection with the filing of a Registration Statement under this Agreement, Funding or TCHI, as applicable, and the Partnership may elect to have all Registrable Series A Funding Notes or all Registrable Series A TCHI Notes or all Series B Funding Notes or all Series B TCHI Notes, as the case may be, in definitive form or book-entry form, and each Holder will be required to convert its Security into a definitive form Security or a book-entry form Security, as the case may be, in accordance with the provisions set forth in the Funding Note Indenture (in the case of Funding Notes) and the TCHI Note Indenture (in the case of the TCHI Notes).

      If the Majority Holders request at any time, in connection with the filing of a Registration Statement under this Agreement or otherwise, that the Series B Notes or Registrable Series A Notes be listed on the American Stock Exchange or another securities exchange, TCHI, Funding and the Partnership shall as expeditiously as possible take all reasonable steps to cause such Notes to be so listed.

7. Indemnification; Contribution.

      (a) Indemnification by Funding, TCHI and the Partnership. Funding, TCHI and the Partnership, jointly and severally, shall without limitation as to time indemnify and hold harmless each Holder and each of their respective Affiliates (including any director, officer, trustee, employee agent or attorney of such Holder or Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act and any director, officer, trustee, employee, agent or attorney for such controlling person) (each an "Indemnified Party"):

            (i) against any and all loss, claim, damage, liability and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto), or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or including any Prospectus subject to completion (or any amendment or supplement thereto), or arising out of or based upon any omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Funding, TCHI or the Partnership; and

            (iii) against any and all expense whatsoever, as incurred (including, subject to the provisions of Section 7(c) below, reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that Funding, TCHI and the Partnership shall not be liable in any such case to any Indemnified Party to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in a Prospectus subject to completion, if (A) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to such Prospectus; (B) Funding, TCHI or the Partnership had furnished such Indemnified Party with the number of copies of such amended or supplemented Prospectus requested by such Indemnified Party a reasonable period of time prior to such sale; and (C) thereafter such Indemnified Party fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale by such Indemnified Party of the Registrable Series A Notes to the Person asserting such loss, claim, damage, liability or expense; and provided, further, that this indemnity agreement does not apply to any Indemnified Party with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission contained in any Registration Statement (or any amendment thereto) or Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to Funding or the Partnership by such Indemnified Party expressly for use in such Registration Statement (or such amendment thereto) or such Prospectus (or such amendment or supplement thereto).

      (b) Indemnification by Holders, Underwriters, Etc. (i) In connection with any Registration Statement in which a Holder is participating, such Holder severally agrees to indemnify and hold harmless Funding, TCHI the Partnership and the other selling Holders, and each of their respective Affiliates (including any director, officer, trustee, employee, agent, attorney or Person, if any, who controls Funding, TCHI, the Partnership or any other selling Holder within the meaning of Section 15 of the Securities Act), against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a) hereof; provided however, that any settlement of the type described in Section 7(a)(ii) is effected with the written consent of such Holder, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to Funding, TCHI or the Partnership by such selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto); and provided further, however, that an indemnifying Holder shall not be required to provide indemnification in any amount in excess of the amount by which (A) the total price at which the Registrable Series A Notes sold by such indemnifying Holder and its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

            (ii) Funding, TCHI and the Partnership shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

      (c) Conduct of Indemnification Proceedings. Each indemnified party or parties under this Section 7 shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it or them in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party or parties have been prejudiced materially by such failure. If the indemnifying party or parties so elect, within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified parties defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that if such indemnified party or parties reasonably determine that a conflict of interest exists where it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel at the indemnifying party's or parties' expense. If an indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of one lead counsel and one local counsel for the indemnified party or parties. In such event, however, no indemnifying party or parties will be liable under this
Section 7 for any settlement effected without the written consent of such indemnifying party or parties (which shall not be unreasonably withheld) unless a complete release of such indemnifying party or parties is obtained as part of such settlement. If an indemnifying party is entitled to assume, and promptly assumes, the defense of such action or proceeding in accordance with this Section 7(c), such indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

      (d) Contribution. (i) If the indemnification provided for in this Section 7 is held to be unenforceable although applicable in accordance with its terms in respect of any losses, claims, damages, liabilities or expenses suffered by an indemnified party referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of Funding, TCHI and the Partnership on the one hand and of the selling Holders (including, in each case, that of their officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of Funding, TCHI and/or the Partnership on the one hand and of the selling Holders (including, in each case, that of their officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Funding, TCHI or the Partnership, on the one hand, or by or on behalf of the selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            (ii) Funding, TCHI, the Partnership and each Holder of Registrable Series A Notes agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (i) above. Notwithstanding the provisions of this Section 7(d), in the case of distributions to the public an indemnifying Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Series A Notes sold by such indemnifying Holder or its affiliated indemnifying Holders and distributed to the public were offered to the public exceeds the amount of any damages which such indemnifying Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

8. Rule 144 and Rule 144A.

      (a) Each of Funding and the Partnership covenants that (A) for so long as Funding is subject to the reporting requirements of Section 13 or 15 of the Exchange Act it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(e) of the Exchange Act and the rules and regulations adopted by the SEC thereunder and (B) that if it ceases to be so required to file such reports, it will upon the request of any Holder (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Series A Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder, Funding and the Partnership will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8(a) shall be deemed to require Funding or the Partnership to register any Securities under the Exchange Act.

      (b) Each of TCHI and the Partnership covenants that (A) if and whenever TCHI is subject to the reporting requirements of Section 13 or 15 of the Exchange Act, that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(e) of the Exchange Act and the rules and regulations adopted by the SEC thereunder and (B) that whenever it is not required to file such reports, it will upon the request of any Holder (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as any Holder may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable such Holder to sell its Registrable Series A Notes without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the SEC. Upon the request of any Holder, TCHI and the Partnership will deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8(b) shall be deemed to require TCHI or the Partnership to register any Securities under the Exchange Act.

9. Miscellaneous.

      (a) No Inconsistent Agreements. Neither Funding, TCHI nor the Partnership has entered into nor will Funding or the Partnership on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither TCHI, Funding nor the Partnership has entered or will enter into any other agreement with respect to its securities granting any piggy-back registration rights with respect to a Registration Statement.

      (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless TCHI, Funding and the Partnership obtained the written consent of the Majority Holders; provided, however, that no amendment, modification or supplement or waiver or consent to the departure with respect to the provisions of Section 7 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

      (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to TCHI, Funding or the Partnership by means of a notice given in accordance with the provisions of this Section 9(c), which address initially is, with respect to each Fund, the address set forth next to such Fund's name on the signature pages of the Purchase Agreement, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Robert L. Nutt, Esq., or (ii) if to Funding or the Partnership, at Brigantine Boulevard and Huron Avenue, Atlantic City, New Jersey 08401, Attention: Chief Financial Officer, or such other address, notice of which is given in accordance with the provisions of this
Section 9(c), with a copy to the attention of Daniel D. Rubino, Esq., at, (A) if prior to May 26, 1998, Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 or (B) if on or after May 26, 1998, Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099.

      All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

      Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any successor, assignee or transferee of any Holder shall acquire Registrable Series A Notes, in any manner, whether by operation of law or otherwise, such Registrable Series A Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Series A Notes such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

      (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.

      (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF TCHI, FUNDING AND THE PARTNERSHIP HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST TCHI, FUNDING AND THE PARTNERSHIP IN ANY OTHER JURISDICTION.

      (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (i) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

      (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein, with respect to the registration rights granted by Funding with respect to the Securities sold pursuant to the Purchase Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

      (k) Securities Held by Funding or Its Respective Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Series A Notes is required hereunder, Registrable Series A Notes held by TCHI, Funding, the Partnership or their respective Affiliates (other than any Holders that are deemed to be such Affiliates solely by reason of their holdings of such Registrable Series A Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

The Partnership               TRUMP'S CASTLE ASSOCIATES, L.P.

                              By TRUMP'S CASTLE HOTEL & CASINO, INC.,
                              its general partner


                              By: /s/ Nicholas L. Ribis
                                  -------------------------
                                  Name:  Nicholas L. Ribis
                                  Title: President and Chief Executive Officer


TCHI                          TRUMP'S CASTLE HOTEL & CASINO, INC.


                              By: /s/ Nicholas L. Ribis
                                  -------------------------
                                  Name:  Nicholas L. Ribis
                                  Title: President and Chief Executive Officer


Funding                       TRUMP'S CASTLE FUNDING, INC.


                              By: /s/ Nicholas L. Ribis
                                  -------------------------
                                  Name:  Nicholas L. Ribis
                                  Title: President and Chief Executive Officer

The Funds                     THE FUNDS LISTED ON EXHIBIT A HERETO


                              By: /s/ John R. Verani
                                  -------------------------
                                  Name:  John R. Verani
                                  Title: Vice President


                              PUTNAM INVESTMENT MANAGEMENT, INC.
                              ON BEHALF OF THE FUNDS AND ACCOUNTS
                              LISTED ON EXHIBIT B HERETO


                              By: /s/ John R. Verani
                                  -------------------------
                                  Name:  John R. Verani
                                  Title: Senior Vice President


                              PUTNAM FIDUCIARY TRUST COMPANY ON
                              BEHALF OF THE FUNDS AND ACCOUNTS
                              LISTED ON EXHIBIT C HERETO


                              By: /s/ John R. Verani
                                  ----------------------
                                  Name:  John R. Verani
                                  Title: Senior Vice President


                              THE PUTNAM ADVISORY COMPANY, INC. ON BEHALF
                              OF THE FUNDS AND ACCOUNTS LISTED ON EXHIBIT
                              D HERETO


                              By: /s/ John R. Verani
                                  ----------------------
                                  Name:  John R. Verani
                                  Title: Senior Vice President

                                    EXHIBIT A

Putnam Variable Trust - PVT High Yield Fund
Putnam Funds Trust - Putnam High Yield Trust II
Putnam Managed High Yield Trust
Putnam High Yield Trust
Putnam High Yield Advantage Fund
Putnam Strategic Income Fund
Putnam Diversified Income Trust
Putnam Variable Trust -PVT Diversified Income Fund
Putnam Master Income Trust
Putnam Premier Income Trust
Putnam Master Intermediate Income Trust
Putnam Asset Allocation Funds - Balanced Portfolio
Putnam Variable Trust - PVT Global Asset Allocation Fund
Putnam Asset Allocation Funds - Conservative Portfolio
Putnam Asset Allocation Funds - Growth Portfolio
Putnam The George Putnam Fund of Boston
Putnam Income Fund
Putnam Equity Income Fund
Putnam Balanced Retirement Fund
Putnam Funds Trust - Putnam High Yield Total Return Fund
Putnam High Income Convertible and Bond Fund
Putnam Convertible Opportunities and Income Trust

                                    EXHIBIT B

Travelers Series Fund Inc. - Putnam Diversified Income Portfolio

                                    EXHIBIT C

Putnam High Yield Managed Trust
Putnam High Yield Fixed Income Fund, LLC

                                    EXHIBIT D

Ameritech Corporation Pension Plan
Dana Farber Cancer Institute
Abbott Laboratories Annuity Retirement Plan
Mobil Oil Corporation Retirement Plans
Strategic Global Fund - High Yield Fixed Income (Putnam) Fund
Ameritech Corporation Pension Plan

                                       29